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                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


Subsidiary                                          State Of Incorporation
----------                                          ----------------------

West Suburban Bank                                  Illinois

West Suburban Bank of Downers Grove/Lombard         Illinois

West Suburban Bank of Darien                        Illinois

West Suburban Bank of Carol Stream/Stratford Square Illinois

West Suburban Bank of Aurora, F.S.B.                Federally-chartered